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                               ARTICLES OF MERGER
                                       OF
                              OIL SECURITIES, INC.
                             (a Nevada corporation)
                                      INTO
                      MILLER & BENSON INTERNATIONAL, LTD.
                            (a Delaware corporation)

        The undersigned, ROBERT N. WEINGARTEN, certifies that:

        1. He is the President and Secretary of OIL SECURITIES, INC., a Nevada corporation (the "Corporation") and he is also the President and Secretary of MILLER & BENSON INTERNATIONAL, LTD., a Delaware corporation ("M&B Delaware").

        2. The Corporation is subject, pursuant to Chapter 11 of the United States Bankruptcy Code, to the jurisdiction of the United States Bankruptcy Court for the Central District of California (the "Court"), in a proceeding entitled "In re OIL SECURITIES, INC., a Nevada corporation, Debtor," Chapter 11 Case No. LA88-09257-AA.

        3. The Corporation owns 100 shares of the common stock of M & B Delaware, representing 100% of the issued and outstanding common stock of M & B Delaware.

        4. Pursuant to an Order of the Court entered on June 25, 1991, confirming the Corporation's Plan of Reorganization (the "Order"), the Court has granted the Corporation the authority to change its state of incorporation as the Corporation's Board of Directors may select.

        5. Attached hereto is a copy of the Action by the Unanimous Written Consent of the Directors of Oil Securities, Inc., duly adopted by the unanimous written consent of the Corporation's Directors on January 22, 1992, authorizing a merger (the "Merger") with M & B Delaware, with M & B Delaware as the surviving corporation (the "Resolutions").

        6. Also attached hereto is that certain Plan of Reorganization and Agreement of Merger, dated as of January 27, 1992, between the Corporation and M & B Delaware (the "Agreement"), setting forth the terms and conditions of the Merger.

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        7. The Resolutions and the Agreement have not been amended, rescinded or revoked.

        IN WITNESS WHEREOF, the undersigned being duly authorized as aforesaid, has executed this Certificate this 27th day of January, 1992.


                                                /s/ Robert N. Weingarten
                                                ------------------------------
                                                ROBERT N. WEINGARTEN,
                                                President and Secretary


STATE OF CALIFORNIA     )
                        )       ss.
COUNTY OF LOS ANGELES   )


        On January 24, 1992 before me, Susan MacInnis, a Notary Public, personally appeared Robert N. Weingarten, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature /s/ Susan MacInnis                    [OFFICIAL SEAL]
          ---------------------------



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